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                                                                   EXHIBIT 3.1

Nonrefundable Filing Fee: $60.00                               DOMESTIC PROFIT
Submit Original and One True Copy                             NAME CHANGE ONLY

                               STATE OF HAWAII
                 DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                       Business Registration Division
                            1010 Richards Street
            Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

               ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                  (Section 415-81, Hawaii Revised Statutes)


PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK.

     The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1. The present name of the corporation is:

                            BANCORP HAWAII, INC.
   ----------------------------------------------------------------------------

2. The name of the corporation is changed to:

                    PACIFIC CENTURY FINANCIAL CORPORATION
   ----------------------------------------------------------------------------

3. Total number of shares outstanding as of the record date is:   39,748,880
                                                                ---------------

4. If adoption of the amendment to change the corporation name was at a meeting, complete the following:

   The meeting of the shareholders was held on     APRIL       25,        1997
                                               --------------------------------
                                                  (MONTH       DAY        YEAR)

                          NUMBER OF SHARES VOTING       NUMBER OF SHARES VOTING
CLASS/SERIES                   FOR AMENDMENT               AGAINST AMENDMENT
------------              -----------------------       -----------------------
Common Stock                    33,681,399                     2,350,046

5. If adoption of the amendment to change the corporate name was by unanimous written consent of the shareholders, complete the following:

   By written consent dated
                            ---------------------------------------------------
                               (MONTH                DAY                 YEAR)
   the shareholders unanimously adopted the amendment to change the corporate name.


We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this  25th  day of    APRIL    , 1997
                      ------        -----------     --

  Lawrence M. Johnson,
  Chairman of the Board and                    Cori C. Weston,
  Chief Executive Officer                      Corporate Secretary
------------------------------------           ------------------------------
   (Type/Print Name & Title)                      (Type/Print Name & Title)


/s/ LAWRENCE M. JOHNSON                        /s/ CORI C. WESTON
------------------------------------           ------------------------------
     (Signature of Officer)                         (Signature of Officer)


                     (SEE REVERSE SIDE FOR INSTRUCTIONS)